UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Starbucks Corporation (the “Company”) has received notice of an unsolicited "mini-tender" offer by TRC Capital Corporation ("TRC Capital") to purchase up to 2 million shares of the Company's common stock at a price of $54.38 per share in cash. The offering price is 4.43 percent below the closing price per share of the Company's common stock on April 27, 2016, the last trading day before the commencement of the offer.
The Company wishes to inform its shareholders that it does not endorse TRC Capital's unsolicited mini-tender offer and recommends that shareholders do not tender their shares. Shareholders who have already tendered their shares may withdraw them at any time prior to 12:01 a.m., New York City time, on Friday, May 27, 2016, in accordance with TRC Capital's offering documents. The Company is not associated with TRC Capital, its mini-tender offer or the mini-tender offer documentation.
A copy of the Company's press release containing additional information regarding TRC Capital's unsolicited mini-tender offer is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Starbucks Corporation dated May 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: May 4, 2016
	By:	/s/ Lucy Lee Helm
Lucy Lee Helm
executive vice president, general counsel and secretary